Exhibit 99.1

KINGSWAY FILES CURRENT REPORT ON FORM 8-K

Itasca, Illinois (June 19, 2019) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced that it has filed a Current Report on Form 8-K (the “Form 8-K”). As described in the Form 8-K, the Company intends to issue restated financial statements for the year ended December 31, 2017 and the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 to reflect adjustments comparable to the adjustments described in the Company’s April 16, 2019 and May 30, 2019 press releases. These adjustments, which the Company expects will be reflected in the Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), relate primarily to:

•	The consolidation of certain limited liability investments, previously accounted for under the equity method of accounting; and

•	The accounting for its Class A Preferred Stock and Series C Warrants issued February 3, 2014.
The Company’s estimates of adjustments reported in its April 16, 2019 and May 30, 2019 press releases have not changed.
The Company stated in its May 30, 2019 press release its expectation that the adjustment related to its Class A Preferred Stock and Series C Warrants would be an increase in shareholders’ equity and an offsetting decrease to the carrying value of the Class A Preferred Stock but did not provide an estimate of the dollar amount thereof. The Company now estimates this adjustment will increase shareholders’ equity and reduce Class A Preferred Stock carrying value by $2.0 million and $1.5 million at December 31, 2017 and December 31, 2018, respectively. Consistent with the Company’s statement in its May 30, 2019 press release, the Company expects this adjustment will have a negligible effect on the Company’s net loss for the years ended December 31, 2017 and December 31, 2018.
Kingsway’s auditors have not completed their audit procedures, so, until such time that the Company’s auditors have completed their audit procedures, there remains the possibility of additional adjustments to the financial results released by Kingsway on March 14, 2019. Kingsway will continue to work with its auditors with the objective of filing its 2018 Form 10-K as soon as practicable following completion of their audit procedures.

About the Company
Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of such words or similar expressions does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. These statements include the Company’s expectations as to the timing and outcome of its audit and the filing of its 2018 Form 10-K. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2017 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.